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                                                           EXHIBIT 99.2

Veeco  NEWS

Veeco Instruments Inc., 100 Sunnyside Boulevard, Woodbury, NY 11797
Tel. 516-677-0200 Fax 516-677-0380
FOR IMMEDIATE  RELEASE
FINANCIAL CONTACT: DEBRA WASSER, VICE PRESIDENT OF INVESTOR RELATIONS, 516-677-0200, X1472
TRADE MEDIA CONTACT: FRAN BRENNEN, DIR. OF MARKETING COMM., 516-677-0200 X1222


            VEECO SIGNS DEFINITIVE MERGER AGREEMENT WITH APPLIED EPI

Woodbury, NY, Friday, September 7, 2001 - Veeco Instruments Inc. (NASDAQ: VECO) today announced that it has signed a definitive merger agreement with Applied Epi, Inc., the world's leading supplier of molecular beam epitaxy (MBE) equipment used in the manufacture of high-speed compound semiconductor devices for telecommunications, optoelectronic and wireless markets. Applied Epi has a 15-year history of providing critical MBE deposition material sources, and now produces research and production deposition systems capable of growing high purity epitaxial layers for compound III-V semiconductor devices. Founded in 1986 and located in St. Paul, Minnesota, Applied Epi is a profitable, privately held company with year 2000 revenues of $25 million, and forecasted 2001 revenues of approximately $50 million. Their product leadership is demonstrated by their large installed base of MBE equipment (>5000 deposition cells and 200 research/production systems).

TERMS OF THE TRANSACTION:

The merger consideration consists of approximately 4 million shares of Veeco common stock and $30 million in cash. The merger is subject to certain conditions, including regulatory approval, and is expected to close by the end of September. The merger will be accounted for using the purchase method of accounting.

CONFERENCE CALL ABOUT MERGER:

Veeco management will be hosting a conference call for investors to learn more about this transaction. The call will be held today, Friday, September 7th, at 10:00 am EST. Interested


                                     -more-
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Page 2/ Veeco Signs Merger Agreement

parties may access the call by dialing 800-811-0667. There is also a live webcast of the conference call at WWW.VEECO.COM (see investor page), where an accompanying slide presentation is also being made available. Following the live call, a replay will be available both on the Veeco website as well as telephonically at 888-203-1112 code 441492.

MANAGEMENT COMMENTARY:

Edward H. Braun, Chairman, President and CEO of Veeco commented, "This merger with Applied Epi adds a critical "high-value" deposition product line, molecular beam epitaxy (MBE), to our current line of process equipment. Applied Epi is a profitable, well-managed technology leader, with a large installed base of MBE systems. By adding Applied Epi's MBE capabilities, we will be well positioned to play a leading role in the future integration of III-V compound semiconductor and silicon device development. This important addition to our breadth of technologies will allow us to extend our customer base for optoelectronic telecommunications and wireless growth opportunities."

David G. Reamer, President and CEO of Applied Epi, commented, "Veeco brings the worldwide sales and service support and financial resources we need to serve our expanding customer base. We are particularly excited because our technology fits in perfectly with Veeco's "one-stop shopping" process equipment and metrology strategy.

ABOUT APPLIED EPI:

Applied Epi, Inc. is an innovator in molecular beam epitaxy (MBE), one of the critical enabling technologies required to grow compound semiconductors. Applied Epi has three main product lines: MBE components, MBE research systems, and MBE production systems, including its industry-exclusive silicon style GEN2000 and GEN200 systems. The Company has approximately 135 employees, and manufactures its epitaxial products in its 75,000 sq. ft. facilities in St. Paul, Minnesota.

                                     -more-


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Page 3/ Veeco Signs Merger Agreement

ABOUT VEECO:

Veeco Instruments Inc. is a worldwide leader in process equipment and metrology tools for the optical telecommunications, data storage, semiconductor and research markets. Manufacturing and engineering facilities are located in New York, California, Colorado, Arizona and Minnesota. Global sales and service offices are located throughout the United States, Europe, Japan and Asia Pacific. Additional information on Veeco can be found at HTTP://WWW.VEECO.COM.

TO THE EXTENT THAT THIS NEWS RELEASE DISCUSSES EXPECTATIONS ABOUT
MARKET CONDITIONS OR ABOUT MARKET ACCEPTANCE AND FUTURE SALES OF VEECO'S PRODUCTS, OR OTHERWISE MAKES STATEMENTS ABOUT THE FUTURE, SUCH STATEMENTS ARE FORWARD-LOOKING AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS MADE. THESE FACTORS INCLUDE THE CYCLICAL NATURE OF THE OPTICAL TELECOMMUNICATIONS, DATA STORAGE AND SEMICONDUCTOR INDUSTRIES, RISKS ASSOCIATED WITH THE ACCEPTANCE OF NEW PRODUCTS BY INDIVIDUAL CUSTOMERS AND BY THE MARKETPLACE, AND OTHER FACTORS DISCUSSED IN THE BUSINESS DESCRIPTION AND MANAGEMENT'S DISCUSSION AND ANALYSIS SECTIONS OF VEECO'S REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS.


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                            FACT SHEET ON APPLIED EPI


ABOUT APPLIED EPI

Applied Epi is a leading provider of epitaxial equipment and related components used to manufacture compound semiconductors for the fiber optic and wireless markets, as well as for other consumer applications. Since 1986 the company has offered products and services designed to cost-effectively meet the increasingly demanding R&D and volume production requirements of the global high-performance communications infrastructure.

Applied Epi's customers use its equipment and components to manufacture compound semiconductor devices for a wide variety of communications applications, including fiber optic modules and subsystems, mobile phones, wireless networks and satellites. Other uses for compound semiconductors include several rapidly growing consumer applications, such as digital versatile disks
(DVDs), organic LEDs and global positioning systems.

WHAT IS MBE?

For many compound semiconductors, molecular beam epitaxy (MBE) is the critical first step of the fabrication process, ultimately determining device functionality and performance. MBE is the process of precisely depositing atomically thin crystal layers, or epilayers, of elemental materials onto a substrate in an ultra-high vacuum environment. After the epilayers are grown on the substrate, it is known as an epiwafer. The performance characteristics of compound semiconductors are dependent on the crystalline structure, chemical composition, number, and precise thickness of the epilayers. As a result, MBE is considered to be one of the highest value added steps in the production of compound semiconductors.

APPLIED EPI'S MAJOR PRODUCTS

Applied Epi has been an innovator in the compound semiconductor market since its inception, and provides a broad range of epitaxial equipment and components. The GEN2000 is the world's first high volume production MBE system integrating ultra high vacuum (UHV) with cluster tool architecture. With its ability to process seven 6" wafers simultaneously, it is currently the world's largest capacity production MBE system. As a result, it provides customers with increased productivity and lower cost of ownership. Applied Epi also has the leading market share for pilot production and research MBE systems: GEN II(TM) and GEN III(TM) have an installed base of more than 200 systems. Applied Epi's world-leading components round out its comprehensive MBE product portfolio.

COMPOUND SEMICONDUCTORS VS. TRADITIONAL SILICON SEMICONDUCTORS

The growing demand for information and connectivity is driving the continued expansion of wireless and fiber optic networks. In the past, communications equipment and products relied on silicon semiconductor technology to meet performance requirements. However, fiber optic and current generations of wireless networks require higher performance and greater

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functionality than silicon semiconductors can provide. As a result, compound semiconductors have emerged as a key enabling technology to meet these higher performance, higher speed requirements.

Compound semiconductors are composed of two or more elemental materials, usually consisting of a metal and a non-metal. The intrinsic physical properties of compound semiconductors enable electrons to move approximately five times faster than through silicon semiconductors, allowing these semiconductors to operate at significantly higher speeds. In addition, compound semiconductors have optoelectronic properties that enable them to emit light, a fundamental requirement of fiber optic applications, and a function not achievable using silicon semiconductors. Other key advantages include lower power consumption and reduced signal distortion, which are critical to the performance of current generations of wireless technologies.

COMPOUND SEMICONDUCTOR APPLICATIONS

The following chart highlights some of the primary devices incorporating compound semiconductors:


MARKET/ APPLICATIONS                                    DEVICES


FIBER OPTIC COMMUNICATIONS: DWDM, Fiber Channel, Wide   Pump Lasers, Amplifiers,
Area Networks, Local Area Networks                      Multiplexers,
                                                        Demultiplexers
------------------------------------------------------- ------------------------
WIRELESS COMMUNICATIONS: Mobile Telephones, Wireless    Power Amplifiers,
LANS, Personal Digital Assistants                       Receivers, Switches,
                                                        Converters
------------------------------------------------------- ------------------------
CONSUMER APPLICATIONS: (ie DVDs, FPDs)                  Laser Diodes, Magnetic
                                                        Sensors, LEDs
------------------------------------------------------- ------------------------


CUSTOMER UNIVERSE

Applied Epi has a diverse customer base with no single customer accounting for more than 10% of sales in 1998, 1999 or 2000. The Company sells its products to compound semiconductor manufacturers and epi wafer suppliers, as well as research and academic institutions.

MARKET OPPORTUNITY

Strategies Unlimited has estimated that compound semiconductor industry revenues will continue to grow at an estimated 15-33% CAGR through 2003. This growth, despite the current industry downturn, will be driven by wireless and fiber optic communications which combined account for approximately 50% of the market. Applied Epi's technology is focused on the wireless and fiber optic segments with projected five year CAGR of greater than 30%.

For further information on Applied Epi, please visit their web site at WWW.APPLIEDEPI.COM or call Debra Wasser, Veeco's Vice President of Corporate Communications and Investor Relations at 516-677-0200 x1472.